UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2005

TERCICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-50461	26-0042539
(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Olle Isaksson, M.D., Ph.D. resigned from the Board of Directors (the “Board”) of Tercica, Inc. (the “Company”), effective August 16, 2005.

In connection with Dr. Isaksson’s resignation, the Board elected Michael J. Astrue to the Board and as a member of the Corporate Governance and Nominating Committee of the Board on August 16, 2005. A copy of the press release concerning the foregoing is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 8.01. Other Events.

On August 17, 2005, the Company issued a press release announcing that the Company has addressed Insmed Incorporated’s citizen petition seeking to have the U.S. Food & Drug Administration deny approval of Tercica’s New Drug Application for Increlex™. A copy of the press release concerning the foregoing is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Number	Description
99.1	Press Release entitled “Tercica Names Michael Astrue to Board of Directors,” dated August 17, 2005.

99.2	Press Release entitled “Tercica Addresses Citizen Petition Filed by Insmed,” dated August 17, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERCICA, INC.

Dated: August 17, 2005	By:	/s/ Stephen N. Rosenfield Stephen N. Rosenfield Senior Vice President of Legal Affairs

EXHIBIT INDEX

Number	Description
99.1	Press Release entitled “Tercica Names Michael Astrue to Board of Directors,” dated August 17, 2005.

99.2	Press Release entitled “Tercica Addresses Citizen Petition Filed by Insmed,” dated August 17, 2005.